SECURITIES AND EXCHANGE COMMISSION

                       ==================================


                          AMENDMENT NO. 4 TO FORM SB-2



                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ==================================

                              Elite Cosmetics, Inc.
              (Exact Name of Small Business Issuer in its Charter)

       DELAWARE                                                  68-0605151
 (State of Incorporation)          (Primary Standard      (IRS Employer ID No.)
                                  Classification Code)

                            107 St. Patrick's Street
                            Donaldsonville, LA 70346
                                  225-473-7578

             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)


            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 Route 9 South, Suite 204
                               Manalapan, NJ 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum     Proposed Maximum
Title of Each Class of Securities  Amount to be    Aggregate Offering   Aggregate Offering       Amount of Registration
to be Registered                   Registered      Price per share      Price                    Fee
------------------------------     --------------- -------------------  -------------------      -----------------------
Common Stock, par value $0.001     470,000         $0.03                $14,100.00               $1.65

Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price at which shares were sold to our shareholders in a private placement memorandum. The price of $0.03 is a fixed price at which the selling security holders will sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED January 23, 2006


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                              ELITE COSMETICS, INC.
                                 470,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 470,000 shares of our common stock will be sold by selling security holders at a fixed price of $.03 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The Purchase Of The Securities Offered Through This Prospectus Involves A High Degree Of Risk. You Should Carefully Consider The Factors Described Under The Heading "Risk Factors" Beginning On Page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date Of This Prospectus Is: ______________.

                                TABLE OF CONTENTS

Summary Financial Data Schedule                                             1

RISK FACTORS                                                                2

Use of Proceeds                                                             5

Determination of Offering Price                                             6

Dilution                                                                    6

Selling Shareholders                                                        7

Plan of Distribution                                                        8

Legal Proceedings                                                           9

Directors, Executive Officers, Promoters and Control Persons                9

Security Ownership of Certain Beneficial Owners and Management             10

Description of Securities Interests of Named Experts and Counsel           11

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities                                                 11

Organization Within Last Five Years                                        11

Description of Business                                                    12

Plan of Operation                                                          13

Description of Property                                                    13

Certain Relationships and Related Transactions                             13

Market for Common Equity and Related Stockholder Matters                   14

Executive Compensation                                                     14

Available Information                                                      15

Index to Financial Statements                                        F-1 to F-15

================================================================================

                                ABOUT OUR COMPANY

We were incorporated under the laws of the State of Delaware on August 25, 2004, under the name Edmonds 4, Inc. (the "Company"), for the purpose of finding a suitable business in which to invest. On March 25, 2005, (the "Effective Date") pursuant to the terms of a Stock Purchase Agreement, Glen Landry purchased 100,000 shares of our issued and outstanding common stock from Richard Neussler, the sole officer, director and shareholder of the Company. At such time Glen Landry was appointed as our President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors.

As a result of this change in control, we have changed our business plan to the production of cosmetics and creams. Specifically we have developed of an under-eye cream that will reduce the signs of aging, such as lines and puffiness. The Company will pursue the development of other cosmetic products in the future. On April 8, 2005, we amended our Articles of Incorporation to change our name to Elite Cosmetics, Inc. to better reflect our business plan.


We currently have only two employees, and we are controlled by a majority shareholder, Glen Landry, who is also an officer and director. Mr. Landry beneficially owns 99% of our outstanding stock. Our auditors have issued a going concern qualification in their opinion letter. In addition, our accumulated deficit as of October 31, 2005 is $888,683.

We did not have any operating income from inception (August 19, 2004) through October 31, 2005 and during this time we recognized a net loss of $888,683. Our expenses from inception were comprised of professional fees, advertising, and stock compensation paid to our sole officer and director.


Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.03 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders will sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data


The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The Statement of Operations and Balance Sheet data from inception (August 19, 2004) through October 31, 2004 and for the year ended October 31, 2005 are derived from our audited financial statements.


                                                                  From                   For The
                                                               Inception -             Period From
                                        For the Year        August 19, 2004          August 19, 2004
                                       Ended October             Through               (Inception)
                                         31, 2005           October 31, 2005       To October 31, 2005
STATEMENT OF OPERATIONS
Revenues                                $         0          $          0           $           0
Cost of Sales                           $       548          $          0           $         548
Total Operating Expenses                $   886,993          $        600           $     887,593
Net Income (Loss)                       $  (888,083)         $       (600)          $    (888,683)
Net Gain (Loss) Per Share                      (.05)
Accumulated Deficit                     $  (888,083)         $       (600)          $    (888,683)

                                            As of
                                      October 31, 2005
                                        (unaudited)
BALANCE SHEET DATA

Cash                                    $    12,919
Total Assets                            $    13,494
Total Liabilities                       $    37,685
Stockholders' Equity (Deficiency)       $   (24,191)


                              WHERE YOU CAN FIND US

Our corporate offices are located at 107 St. Patrick's Street Donaldsonville, LA 70346. Our telephone number is (225) 473-7578.

Our internet address is www.elitecosmetics.net. The majority of information on this website is promotional and is thus not disclosed in nor should be deemed a part of this registration statement. The information on our website has not been reviewed by the SEC.


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to the Company and not to the selling stockholders.

RISKS RELATING TO THE COMPANY

We Have A Limited Operating History That You Can Use To Evaluate Us, And The Likelihood Of Our Success Must Be Considered In Light Of The Problems, Expenses, Difficulties, Complications And Delays Frequently Encountered By A Small Developing Company.

We were incorporated in Delaware in August of 2004. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

The Limited Amount Of Cash In Our Bank Account Could Result In The Cessation Of Our Operations Due To Our Possible Inability To Purchase Raw Materials With Which To Manufacture Our Products.


As of our October 31, 2005, we had a cash balance of only $12,919. There are numerous negative ramifications to having limited cash on hand. Specifically, this could cause us to lose our employees for failure to pay salaries on a timely basis. In addition, we might not be able to pay our accounts payable. This may result in the cessation of our business.


We Have A History of Operating Losses And There Can Be No Assurances We Will Be Profitable In the Future.

We have a history of operating losses, expect to continue to incur losses, and may not be profitable in the near future. We had net losses attributable to common shareholders of $888,683 since our inception. We intend to continue to fund operations through additional debt and equity financing arrangements that may not be sufficient to fund our capital expenditures, working capital, and other cash requirements for the year ending October 31, 2006. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

We Will Require Financing To Achieve Our Current Business Strategy And Our Inability To Obtain Such Financing Could Prohibit Us From Executing Our Business Plan And Cause Us To Slow Down Our Expansion Of Operations.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $100,000 to commence our planned operations over the next twelve months and we anticipate requiring additional funds in order to significantly expand our operations once we commence them. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

Our Auditor Has Expressed Substantial Doubt As To Our Ability To Continue As A Going Concern

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has not generated any revenue to date. We have incurred net losses of $888,683, and an accumulated deficit of $888,683. If we cannot generate sufficient revenues from our services, we may not be able to implement our business plan and may be forced to cease our business activities.

Our Future Success Is Dependant, In Part, On The Performance And Continued Service Of Glen Landry, Our Sole Officer and Director. Without His Continued Service, We May Be Forced To Interrupt Or Eventually Cease Our Business.

We are presently dependent to a great extent upon the continued services of Glen Landry, our sole officer and director. Mr. Landry controls all operations of our business and we do not have any possible successors should Mr. Landry's service cease. We currently do not have an employment agreement with Glen Landry. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

Glen Landry's Control May Prevent You From Causing A Change In The Course Of Our Operations And May Affect The Price Of Our Common Stock.

Glen Landry beneficially owns approximately 99% of our common stock. Accordingly, for as long as Mr. Landry continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

Our Success Depends Upon Our Ability To Attract And Hire Key Personnel. Our Inability To Hire Qualified Individuals Will Negatively Affect Out Business, And We Will Not Be Able To Implement Or Expand Our Business Plan.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees, specifically employees skilled in the field of Cosmetology. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Also, we have not generated sufficient revenue as of this date to make competitive offers to qualified personal. If we are unable to retain such employees, we will not be able to expand our business plan.

Our Chief Executive Officer, Glen Landry, Has No Previous Experience In The Cosmetics Industry, Or Any Prior Experience As the Chief Executive Officer Of A Public Company, Which May Cause Our Business To Develop At A Slower Rate Than Our Competitors.

Mr. Landry has never operated a cosmetics company and has no formal education in Cosmetology. His experience is based on mixing cosmetics with his wife, beginning in 2003. Though Mr. Landry did gain management experience in his prior career, this will be his first experience as chief executive officer of a public company.

Our Industry Is Saturated With Established Companies Who Already Have a Loyal Customer Base. If We Are Unable To Draw A Sufficient Customer Base, We May Have To Limit or Halt Our Business Operations.

The cosmetics industry contains many large companies who have a loyal customer base. Brand loyalty can play a large factor when customers determine which brand of cosmetics to purchase. Thus, it may take several years before we are able to develop similar loyalty among our prospective customers, and will accordingly be difficult to convince customers to part with their current preferred brand with respect to our specific product.

We Have Not Conducted Formal Testing On Our Products To Determine Effectiveness. If Purchasers Of Our Products Do Not Find Them To Be Effective, We May Have To Limit Or Halt Our Business Operations.

An important criterion among cosmetic purchasers is product effectiveness. Currently, we have not proven the effectiveness of our products on a formal basis  and  therefore  we will be  releasing  our  products  to the  marketplace untested. Thus, we are unsure how purchasers will view our products' effectiveness. If purchasers determine that our products are ineffective, then our sales and revenues will be negatively impacted and may force us to limit or halt our operations.

The Cosmetics Industry is Heavily Dependant on Advertising. Our Current Cash Position Will Limit Our Ability To Advertise To The Extent Our Competition Does. If We Are Unable To Compete Effectively In The Industry, We May Be Forced to Cease Our Business Activities.

Companies in the cosmetics industry depend heavily on both television and print advertisements to create customer awareness of both their brands and specific products. Until we are able to obtain significant financing, we realistically will not be able to participate in such forms of advertising. Currently our advertising plans consist only of means available through the internet. Accordingly, we will be at a competitive disadvantage with those companies who are able to significantly advertise their brands and products.

Our Sole Officer And Director, Glen Landry Has No Experience Or Training In Marketing. If We Are Unable To Develop An Effective Marketing Strategy, We May be Forced to Cease Operations.

Mr. Landry has no formal experience or training in the marketing field. Developing an effective marketing strategy is essential to the growth of our business and to our ability to become profitable. If we are not able to develop an effective marketing plan, we may be forced to cease all business activities.

Our Sole Officer And Director, Glen Landry, Has Loaned Us $36,118. If He Should Demand Repayment, We Would Not Have Sufficient Funds To Implement Our Business Plan And May Be Forced To Limit or Cease Business Activities.

We owe a substantial debt of $36,118 to Mr. Landry, our sole officer and director. The debt is payable on demand. However, Mr. Landry has verbally agreed that such debt does not need to be repaid until we are financially in a position to do so. If Mr. Landry demands repayment of the loan, a significant amount of our cash flow will be spent on the repayment of the debt rather than promoting and expanding our business, which would adversely affect results of operations.

We Use Common Ingredients And Technology In the Manufacturing Of Our Cosmetic Products And Therefore It May Be Easy For Our Competition To Reproduce Our Products And Offer Them For Sale In The Marketplace.

Our cosmetic products are produced using common ingredients and technology. It is not difficult for competitors to copy our formulas and technology and produce identical products. If our competitors were to offer identical products, our market share could be reduced and therefore negatively impact our revenues. If our revenues are significantly impaired, we may be forced to limit or halt our operations.

RISKS RELATING TO OUR STOCK

The Offering Price Of The Shares Was Arbitrarily Determined, And Therefore Should Not Be Used As An Indicator Of The Future Market Price Of The Securities. Therefore, The Offering Price Bears No Relationship To The Actual Value Of The Company, And May Make Our Shares Difficult To Sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.03 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Elite Cosmetics, Inc. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

There Is No Assurance Of A Public Market For Our Stock Or That Our Common Stock Will Ever Trade On A Recognized Exchange. Therefore, You May Be Unable To Liquidate Your Investment In Our Stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We Do Not Expect to Pay Dividends and Investors Should Not Buy Our Common Stock Expecting to Receive Dividends.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

Our Common Stock Is Considered A Penny Stock, Which Is Subject To Restrictions On Marketability, So You May Not Be Able To Sell Your Shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.


                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement held in May 2005 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.


                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of January 23, 2006 with respect to compensation plans under which our equity securities are authorized for issuance:

----------------------------- --------------------------------- -------------------------------- ---------------------------------
                                             (a)                              (b)                             (c)
----------------------------- --------------------------------- -------------------------------- ---------------------------------
                              Number of securities to be        Weighted-average exercise        Number of securities remaining
                              issued upon exercise of           price of outstanding options     available for future issuance
                              outstanding options, warrants     warrants and rights              under equity compensation plans
                              and rights (excluding
                              securities reflecting in column
                              (a))
----------------------------- --------------------------------- -------------------------------- ---------------------------------
Equity compensation           NONE

plans approved by

security holders

----------------------------- --------------------------------- -------------------------------- ---------------------------------

----------------------------- --------------------------------- -------------------------------- ---------------------------------
Equity compensation           NONE

plans not approved

by security holders

----------------------------- --------------------------------- -------------------------------- ---------------------------------

----------------------------- --------------------------------- -------------------------------- ---------------------------------
Total                         NONE
----------------------------- --------------------------------- -------------------------------- ---------------------------------

                                        5

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                           PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.


                              SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 370,000 shares of our common stock held by 35 shareholders who purchased shares in our Regulation D Rule 506 offering in May 2005. We are also registering 100,000 shares held by Glen Landry, our sole officer and director.


The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 23, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.


                                            Shares of Common                         Shares of Common     Percent of Common
                                            Stock owned prior    Shares of Common    Stock owned after     Stock owned after
Name of selling stockholder                   to offering        Stock to be sold       offering              offering
----------------------------               ------------------   ----------------    -----------------     -----------------
Kerry Albert Sr.                               10,000                10,000               0                     0
Keith A. Bell                                  20,000                20,000               0                     0
Fess Becnel                                    10,000                10,000               0                     0
Yvonne L. Becnel                               10,000                10,000               0                     0
Gloria Brannon                                 10,000                10,000               0                     0
John Brown                                     10,000                10,000               0                     0
Henry Carter                                   10,000                10,000               0                     0
Phyllis L. Duhe                                10,000                10,000               0                     0
Steven P. Duhe                                 10,000                10,000               0                     0
Trent M. Duhe                                  10,000                10,000               0                     0
Charlie Gabriel                                20,000                20,000               0                     0
David Gardner                                  10,000                10,000               0                     0
Kenneth J. Gibson                              10,000                10,000               0                     0
Karl A Grows, Sr.                              10,000                10,000               0                     0
La Ray Hidalgo                                 10,000                10,000               0                     0


                                        6


Christopher Johnson, Sr.                       10,000                10,000               0                     0
Christopher Johnson, Jr.                       10,000                10,000               0                     0
Adam Joseph                                    10,000                10,000               0                     0
David Kozminski, Jr.                           10,000                10,000               0                     0
David Kozminski, Sr.                           10,000                10,000               0                     0
Dawn Landry (1)                                10,000                10,000               0                     0
Clailee A. Landry (2)                          10,000                10,000               0                     0
Glen Landry (3)                            28,500,000               100,000      28,400,000                   100%
Gloria Mayho                                   10,000                10,000               0                     0
Kevin Mayho                                    10,000                10,000               0                     0
Jerry McKinley                                 10,000                10,000               0                     0
Lisa M. Melancon                               10,000                10,000               0                     0
Amber Nash                                     10,000                10,000               0                     0
John T. Shaffer                                10,000                10,000               0                     0
Dewayne N. Reeves                              10,000                10,000               0                     0
Dustin Tomlinson                               10,000                10,000               0                     0
Glenda Tomlinson                               10,000                10,000               0                     0
Hoyt Dewain Tomlinson                          10,000                10,000               0                     0
Jerry Washington                               10,000                10,000               0                     0
Keith Wells                                    10,000                10,000               0                     0
Everett C. Wise                                10,000                10,000               0                     0


(1) Dawn Landry is married to Glen Landry, our sole officer and Director. She is currently employed by us on a volunteer basis.

(2) Clailee A. Landry is the mother of Glen Landry, our sole officer and director.

(3) Glen Landry received these shares in exchange for executive services provided to us.

To our knowledge, except for Glen Landry, our sole officer and director, and Dawn Landry, our employee and Mr. Landry's spouse and mother, none of the selling shareholders or their beneficial owners:

     o has had a material relationship with us other than as a shareholder at any time within the past three years; or

     o has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

     o    are broker-dealers or affiliated with broker-dealers.


                              PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.03 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $.03 until a market develops for the stock, if ever.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or thrFough brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,

     o transactions involving cross or block trades on any securities or market where our common stock is trading,

     o    through direct sales to purchasers or sales effected through agents,

     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

     o    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.


                                LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


Our sole executive officer and director and his age as of January 23, 2006 is as follows:



Name                         Age           Position
-----------                  ---           ---------------------------------
Glen Landry                  35            President,
                                           Chief Executive Officer,
                                           Chief Financial Officer,
                                           Chief Accounting Officer, and
                                           Chairman of the Board of Directors


Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

GLEN LANDRY is our founder and currently serves as our President, Chief Executive Officer, and Chief Financial Officer as well as our Chairman of the Board of Directors. In 1994 he commenced employment with Elmwood Marine, LLC a subsidiary of American Electric Power Company, Inc. (AEP). Elmwood Marine, LLC is a barge repair and cleaning facility located on the Mississippi River in Convent, Louisiana. Mr. Landry has been employed with Elmwood Marine as a manager and supervisor for the Company. His responsibilities include enforcing and ensuring compliance with safety precautions, surveying and inspecting barges and barge wing tanks, overseeing daily operations of employees and performing quality control checks. Mr. Landry works 40 hours per week at Elmwood Marine. Mr. Landry currently spends approximately 35 hours per week on our business. However, Mr. Landry intends to resign from Elmwood Marine once we begin generating a profit so that he can devote 40 hours per week to the Company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Promoters

Richard Neussler was our sole officer and director prior to the change in control and is deemed to be the sole promoter. Mr. Neussler currently has no involvement with the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of January 23, 2006, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.



                   Name and Address                         Amount and Nature of Beneficial
Title of Class     Of Beneficial Owner                      Owner                             Percent of Class
--------------     -------------------                      -----                             ----------------
Common Stock       Glen Landry                              28,500,000                        99%

Common Stock       All executive officers and directors     28,500,000                        99%
                   as a group



The percent of class is based on 28,870,000 shares of common stock issued and outstanding as of January 23, 2006.



                            DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of January 19, 2006, 28,870,000 shares of common stock are issued and outstanding and held by 36 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.


Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation currently do not authorize us to issue preferred stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any expert or counsel connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements for the period ended October 31, 2004 included in this prospectus and the registration statement have been audited by Gately & Associates, LLC, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


The financial statements for the period ended October 31, 2005 included in this prospectus and the registration statement have been audited by Webb & Company, P.A., certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES


Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated under the laws of the State of Delaware on August 19, 2004, under the name Edmonds 4, Inc. We were incorporated for the purposes of evaluating, structuring, and completing a merger with or acquisition of, prospects consisting of private companies, partnerships, or sole proprietorships in the United States. On March 25, 2005, pursuant to a Stock Purchase Agreement, Glen Landry purchased all 100,000 of our outstanding shares from Richard Nuessler for $36,000.00, and Glen Landry was appointed as our President, Chief Executive Officer Chief Financial Officer, Secretary and Director. We then amended our Articles of Incorporation to change our name to Elite Cosmetics, Inc. As a result of the change in control, we shifted our operations to the production of cosmetics and creams, specifically we began the development and production of an under-eye cream.


                             DESCRIPTION OF BUSINESS

We are a developmental stage company that is currently implementing its business plan to become a participant in the on-line cosmetics market and eventually a producer/distributor for over-the-counter cosmetic vendors. Our President Glen Landry and his wife Dawn Landry have been involved in the business of making cosmetics since 2003. Until the change in control in March 2005, Dawn Landry made cosmetics just for herself and family members. Pursuant to the change in control, now our business purpose is to market our under eye cream, unscented body cream, and scented body cream primarily for the 30-70 year old woman demographic, and to develop additional cosmetic products. These 3 products are currently the only ones we have created, but we intend to develop additional products as our customers increase.

Our business plan focuses on providing lower cost alternatives for cosmetics. We believe we will be able to maintain lower costs because we buy unmixed, concentrated bases and mix them with purified water and fragrance oils. Once mixed, we package and ship the finished product directly to the consumer. Using this method we can produce 200 one ounce jars of cosmetics for approximately $200 and we expect to sell each jar at approximately $20 each. We also maintain, as a reserve supply, unmixed cosmetic base and fragrance which can be mixed quickly to enable us to meet unexpected increases in demand.

We have designed and will offer products that provide benefits similar to those currently on the market at a reduced price. Our reduced price results from our low overhead and Internet marketing strategy. In July 2005, we subscribed to Ebay, Inc., which allows us to post our products for sale online on Ebay's website. For this service, we pay a subscription fee of $7.76 for the first month, and $15.95 for each month thereafter. Additionally, we are required to pay a listing fee each month of $0.02 per item. We must also pay to Ebay 8% of the closing price on each item we sell on their website.

Because we believe we will be able to sell cosmetics at a lower cost than our competitors, we believe we will be able to compete on a low-cost basis against established cosmetic companies with familiar brand names. In addition, we believe that by utilizing Ebay as a marketing and distribution channel, we can establish brand recognition and repeat customers within the growing Ebay subscriber community. We hope that once our brand becomes recognized among Ebay subscribers, such brand recognition will carry forward in non-Internet based distribution channels.

We also believe our policy against animal testing will appeal to much of our target market. Our products are manufactured from commonly-available ingredients offered from a variety of suppliers.

We have developed an under-eye cream that is designed to reduce the signs of aging, such as lines and puffiness. The cream is manufactured and packaged in our corporate headquarters, and sold in 1 ounce jars for $24.95. The product is currently available on our website. We conducted an informal survey of ten women between the ages of 30 and 55. We gave free samples of our under-eye cream to women who worked in the local area in banks, supermarkets, and malls. After thirty days of product use, we followed up with the women in our survey and asked them if they noticed any diminution of lines and puffiness around the eyes. All ten of the women surveyed claimed to notice a reduction in the appearance of lines and puffiness around the eyes. None of the women in our survey had any relationship with us, our officers, or our shareholders. We believe this product will be successful due to the increasing age of the populous "baby boomer" generation, who may develop interest in products that reduce the signs of aging.

We have also developed an Unscented as well as a Scented (Strawberry/Vanilla) Body Cream that conditions and beautifies one's skin. The creams are meant to be applied daily as needed. Those who have sampled both the scented and unscented body creams were also informally surveyed and indicated that use of the product moisturized and improved the texture of the skin. (Both surveys were done by our officers. We do not make any representations as to the adequacy of the survey process nor the statistical adequacy of the methods employed in our sampling.) These creams do not focus on a particular age bracket but rather are designed for use by women and possibly men of all ages.

To develop our products, we buy semi-mixed cream from our wholesaler for a little under $8.00 per unit and mix it with purified water. This gives us a rich creamy base to add the cosmetics grade fragrances for our scented creams or vitamin A and D for our under-eye cream. After we buy the ingredients from the wholesaler and pay shipping charges the total cost is approximately $20 per unit. The mixture unit produces 20 to 22 ounces of product. These products are each sold on our website in 1 ounce jars. The unscented version is sold for $19.95; the scented: $21.95. Both the unscented and scented versions of our Body Cream are available for sale on our website. Dawn Landry has learned how to manufacture our products through independent research and self-study. She has acquired further guidance with regard to mixing cosmetics from publications that provide suggested techniques, common ingredients, and general cosmetic theory. The ingredients and techonolgy used in the manufacture of our products are not unique.

Currently our business plan anticipates strong profit margins per unit sold due to our low manufacturing costs. This margin will be diminished once our advertising expenditures increase. To date, we have not sold any of our product units.

Government Regulation

The two main laws pertaining to cosmetics marketed in the United States, and applicable to our business operations, are the Federal Food, Drug, and Cosmetic Act (FDCA) and the Fair Packaging and Labeling Act (FPLA). Violations of these laws would subject us to regulatory action.

The FDCA prohibits the marketing of adulterated or misbranded cosmetics in interstate commerce. Under the FDCA, a cosmetic is adulterated if:

     o "it bears or contains any poisonous or deleterious substance which may render it injurious to users under the conditions of use prescribed in the labeling thereof, or under conditions of use as are customary and usual" [with an exception made for hair dyes];

     o "it consists in whole or in part of any filthy putrid, or decomposed substance";

     o "it has been prepared, packed, or held under insanitary conditions whereby it may have become contaminated with filth, or whereby it may have been rendered injurious to health";

     o "its container is composed, in whole or in part, of any poisonous or deleterious substance which may render the contents injurious to health"; or

     o o except for hair dyes, "it is, or it bears or contains, a color additive which is unsafe within the meaning of section 721(a)" of the FD&C Act. (FD&C Act, sec. 601)

 Under the FDCA, a cosmetic is misbranded if:

     o    "its labeling is false or misleading in any particular";

     o    its label does not include all required information;

     o    the required information is not adequately prominent and conspicuous;

     o    "its container is so made, formed, or filled as to be misleading";

     o it is a color additive, other than a hair dye, that does not conform to applicable regulations issued under section 721 of the FD&C Act; and

     o "its packaging or labeling is in violation of an applicable regulation issued pursuant to section 3 or 4 of the Poison Prevention Packaging Act of 1970." (FD&C Act, sec. 602)

In addition, under the authority of the FPLA, FDA requires an ingredient declaration to enable consumers to make informed purchasing decisions.

The FDA's legal authority over cosmetics is different from other products regulated by the agency, such as drugs, biologics, and medical devices. Cosmetic products and ingredients are not subject to FDA pre-market approval authority, with the exception of color additives. However, FDA may pursue enforcement action against violative products, or against firms or individuals who violate the law.

Recalls of cosmetics are voluntary actions taken by manufacturers or distributors to remove from the marketplace products that represent a hazard or gross deception, or that are somehow defective. FDA categorizes a firm's action as a recall (as opposed to a market withdrawal) when it determines that the product hazard or defect represents a violation of the FD&C Act.

The FDA is not authorized to require recalls of cosmetics, but does monitor companies that conduct a product recall and may request a product recall if the firm is not willing to remove dangerous products from the market without FDA's written request.

FDA may take regulatory action if it has information to support that a cosmetic is adulterated or misbranded. The agency can pursue action through the Department of Justice in the federal court system to remove adulterated and misbranded cosmetics from the market. To prevent further shipment of an adulterated or misbranded product, the agency may request a federal district court to issue a restraining order against the manufacturer or distributor of the violative cosmetic. Violative cosmetics may be subject to seizure. FDA also may initiate criminal action against a person violating the law.

Marketing/Distribution

Initially we will market our products exclusively through the Internet. We have arranged to participate in a live interview(s) on an Internet radio show listed at http://cfrn.net/ (The Christian Financial Radio Network). We have completed a beta web site and intend to submit the URL address to major search engines such as Yahoo!(yahoo.com), Google (google.com), and MSN (msn.com). Submitting our URL address to such major search engines will better enable potential customers to discover our website and products which in turn should help us build a larger market for our cosmetics. We have secured the domain name www.elitecosmetics.net, which is now operational.

Our web page provides a link to Ebay.com, where our products can be purchased. We will distribute our products in this manner until we are able develop more comprehensive means of distribution. Once we achieve substantial sales and brand recognition through Ebay and our web page, we intend to market and distribute our products through other channels such as over-the-counter cosmetic vendors and traditional "brick-and-mortar" locations. We expect that such expansion will not occur for at least two years and we have not yet devised a strategy on how to implement this line of distribution.

Competition

Our primary competition derives from other online cosmetics companies. There are approximately 50 to 60 major online cosmetics websites, and several hundred sites overall. Based on our analysis, we are a comparatively smaller company with respect to sales volume and capital within this industry. Presently the market is very segmented with clinique.com widely considered a industry leader. Other larger competitors include marykay.com, maccosmetics.com, and benefitcosmetics.com, and their respective parent companies. Competitors who already have an established market share will, therefore, be in a better competitive position than us. We hope to offset or at least lessen the effects of any such competitive advantages by offering products that are superior or similar in quality but lower in price and by launching an effective marketing campaign.

Employees

As of January 23, 20006, we have one full-time employee.


Dawn Landry assists us on a volunteer basis in an administrative role. We also rely on her to mix our cosmetics. We do not plan to, nor does she expect, payment for work that she has performed to date. Furthermore, there are currently no future plans to compensate her for her services.

Mrs. Landry has informally studied cosmetology through independent research and self-study. She has examined various publications related to cosmetology techniques, ingredients, and theory. She has not been formally trained by any certified cosmetology institute. She is also in charge of ordering cosmetics that come semi-mixed, to which she adds purified water and cosmetics grade fragrance. Since we have not yet recorded any profits Dawn Landry does not get paid for this service.

We anticipate additional hires once we have generated enough revenue to cover salary expenses.

Intellectual Property

On March 28, 2005, we applied for registration of the trademark "Elite Cosmetics." Our trademark application is currently pending.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

     * Prepare and execute a marketing plan to increase our sales of cosmetics. We presently have a web page listed at www.elitecosmetics.net with 3 products on it. Within thirty to sixty days, we intend to develop a comprehensive marketing plan through the efforts of our president Mr. Landry. However, if we are operating at a profit, we will consider hiring a consultant to expand and improve on our marketing plan. Although we expected to spend approximately $10,000 on marketing in the fourth quarter of 2005, primarily in the areas of advertising and sponsored links through Google, Yahoo, and other similar targeted keyword programs, we expect to make such expenditure in the second quarter of 2006. We also anticipate advertising on internet radio web pages such as http://cfrn.net/, http://ibcradio.com/, and others. Although we currently do not have enough cash to satisfy this objective, our President and CEO Glen Landry has agreed to loan us the money.


     * In ninety days we anticipate implementing a major upgrade to the www.elitecosmetics.net website. We have already had some initial discussions with several programmers about enhancements that can be made to the website such as selling our cosmetics directly through our web page, as oppose to distributing our product via Ebay. Such an upgrade would cost approximately $2,000 to $2,500, and would be paid out of the funds raised in our private placement.

     * In the second quarter of 2006, we intend to develop additional cosmetics, such as lip plumpers and lip gloss through the efforts of Mr. Landry and his wife. We hope to launch several other websites as well. With the help of web programmers, we believe we can launch one to three additional websites within six to nine months for a cost of $5,000 to $10,000. We will work to enter into negotiations with other companies such as Wal-Mart, K-Mark, Walgreens, and so on. To date, we have not entered into any discussions with such vendors.

     * By the midpoint of 2006 we will make efforts to form partnership programs, where we will sell our cosmetics at a wholesale price to larger corporations, who in turn will distribute our products to their customers. However, we have not yet entered into any negotiations regarding such programs.

     * By the midpoint of 2006 we intend to hire a cosmetologist to assist in the development of more cosmetics. We anticipate paying either an annual salary, or hourly fee to a dedicated cosmetologist based upon the workload required.

     * By the midpoint of 2006 we anticipate establishing a mailing list of loyal customers and over the counter cosmetic vendors.

Completion of our plan of operations is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. We will need a minimum of $100,000 to commence our planned operations and an additional $200,000 to execute our business plan over the next twelve months. We currently do not have enough cash to satisfy our minimum cash requirements for the next twelve months to maintain our operations. Over the next twelve months we expect to spend $55,000 for marketing and advertising expenses such as acquiring billboards and on-line advertising on websites such as Ebay, Yahoo!, MSN, and Cox.net. Additionally, $40,000 will be allocated for professional fees such as accounting fees, filing fees, and legal fees. We will also require $50,000 for office supplies, computer upgrades, and cosmetics supplies. We anticipate that $55,000 will be necessary for costs related to website development, hosting, search engine submission, and ongoing maintenance. We expect to allocate $100,000 to working capital and for product research and development. In the event that we are unable to raise an amount necessary to cover all of the aforementioned uses, we anticipate our expenditures related to advertising, supplies, research and development, and working capital will vary accordingly.

Glen Landry, our sole officer, director and principal shareholder has agreed to provide financing to us in the future until we are able to receive additional funding. Mr. Landry has agreed to loan to us an additional amount of $20,000, in addition to the current loan of $36,118, to cover our costs for our operations until additional funds become available. There is no formal agreement between us and Mr. Landry and the loans have been made on an interest-free, due on demand basis. We recorded an in-kind interest expense using an interest rate of 3%. Although Mr. Landry has assured us that he will cover the costs of operations, we have no legal recourse if he fails to do so. Once this prospectus has been declared effective, we will attempt to raise additional funds though either debt or equity financing.

As of October 31, 2005, we have borrowed $36,118 from our president Glen Landry to cover our legal and accounting expenses, to purchase the ingredients for our products, and for general working capital as well as for marketing purposes.

We have had no revenues or cost of revenues from our inception until the quarter ending October 31, 2005.

LIQUIDITY AND CAPITAL RESOURCES

Our audited balance sheet as of October 31, 2005 reflects assets of $13,494 consisting of cash of $12,919 and pre-paid expenses of $575 and total liabilities of $37,685 consisting of loans payable of $36,118, accured payroll taxes of $912 and accounts payable of $655.

As of October 31, 2005, we have borrowed $36,118 from our president Glen Landry to cover our legal and accounting expenses, to purchase the ingredients for our products, and for general working capital as well as for marketing purposes.

Cash and cash equivalents from inception to date have been sufficient to cover expenses involved in starting our business. We will require additional funds to implement and expand our business plan.

GOING CONCERN CONSIDERATION

As reflected in the accompanying financial statements, we are in the development stage with no operations. This raises substantial doubt about our ability to continue as a going concern. Our ability of the Company to continue as a going concern is dependent on our ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. Management believes that actions presently being taken to obtain additional funding and implement our strategic plans provide the opportunity for us to continue as a going concern.


                             DESCRIPTION OF PROPERTY

Our property consists of 300 square feet of office space within Mr. Landry's home at 107 St. Patrick, Donaldsonville, La. 70346. We sublease such space for no charge from Glen Landry, and we currently have no written agreement with Mr. Landry, our sole officer and director. We do not expect to enter into a written agreement with Mr. Landry. We use Mr. Landry's Internet service and computers to take orders, we use his home phone and cell phone to make calls, his dining room to mix and pack cosmetics, his office to store our supplies and his car to ship our products to the post office. We have ample space to take orders, mix, pack, store, and ship our products. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space. Because our business is Internet based, the City of Donaldsonville's zoning regulations do not require us to apply for a small business license or a loading zone license.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use space at 107 St. Patrick Street, Donaldsonville, LA, 70346. We sublease such space for no charge from Glen Landry, our sole officer and director. We do not have a written agreement with Mr. Landry for the leasing of such space.


As of October 31, 2005, Glen Landry had loaned our company $36,118. The company recorded an in-kind interest expense using an interest rate of 3%.


During 2004, we issued 100,000 shares of common stock to our founder Mr. Neussler, for payment of $100 in expenses ($0.0001 per share).

On March 25, 2005, Glen Landry purchased all 100,000 of our outstanding shares from Richard Nuessler for $36,000.00. On such date Richard Neussler resigned as President, CEO and Director. Glen Landry was appointed as our President, Chief Executive Officer Chief Financial Officer, Secretary and Director.

In March 2005, we issued 28,400,000 shares of common stock to Glen Landry for services valued at $852,000 based on recent cash offering prices ($0.03 per share).


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

Our common stock is not currently traded on any stock exchange duly authorized and regulated by foreign or domestic law. There is no current public trading market for our shares of common stock. After this Registration Statement becomes effective, we intend to apply for a quotation on the OTC Bulletin Board. While we intend to take needed action to qualify our common shares for quotation on the OTC Bulletin Board, there is no assurance that we can satisfy the current listing standards.

Holders of Our Common Stock


As of January 19, 2006, we have 36 shareholders holding an aggregate of 28,870,000 shares of our common stock. As of January 19, 2006, we have no options outstanding convertible into shares of our common stock.

Rule 144 Shares

As of August 19, 2005, 100,000 shares owned by Mr. Glen Landry became available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After March 2006, the 28,400,000 shares issued to Mr. Glen Landry for services will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After May 2006, the 370,000 shares held by the shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 28,870,000 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until January 23, 2006.



                                    ANNUAL COMPENSATION                                   LONG TERM COMPENSATION
                                                    OTHER ANNUAL    RESTRICTED OPTION                     LTIP            ALL OTHER
NAME      TITLE       YEAR    SALARY       BONUS    COMPENSATION     STOCKS/PAYOUTS       SARS ($)    COMPENSATION      COMPENSATION
-------- ----------- ------- ----------- ---------- -------------- --------------------  ---------- ----------------- --------------
Glen      President,  2005    $00.00(1)      0         0            28,400,000 shares
Landry    CEO, and                                                  of common stock (2)
          Chairman

(1) We currently do not pay our sole officer and director for his services. We anticipate providing an annual salary for him as soon as we have generated a profit of at least $100,000. Because Mr. Landry is the sole officer and director, he will set his own salary at that time.

(2) In March 2005, we issued 28,400,000 shares of common stock to Glen Landry for services valued at $852,000 based on recent cash offering prices ($0.03 per share).

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Glen Landry, our Chief Executive Officer, President, and Chairman of the Board of Directors. Nor do we have any other employment or consulting agreements with any other individuals.


                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N. E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                             AS OF OCTOBER 31, 2005

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS


PAGES              1 - 2      REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

PAGE                 3        BALANCE SHEET AS OF OCTOBER 31, 2005

PAGE                 4        STATEMENTS  OF OPERATIONS  FOR THE YEAR ENDED  OCTOBER 31, 2005,  FOR THE PERIOD FROM
                              AUGUST 19,  2004  (INCEPTION)  TO OCTOBER 31, 2004 AND FOR THE PERIOD FROM AUGUST 19,
                              2004 (INCEPTION) TO OCTOBER 31, 2005

PAGES                5        STATEMENT OF CHANGES IN STOCKHOLDERS'  DEFICIENCY FOR THE PERIOD FROM AUGUST 19, 2004
                              (INCEPTION) TO OCTOBER 31, 2005

PAGE                 6        STATEMENTS  OF CASH FLOWS FOR THE YEAR ENDED  OCTOBER 31,  2005,  FOR THE PERIOD FROM
                              AUGUST 19,  2004  (INCEPTION)  TO OCTOBER 31, 2004 AND FOR THE PERIOD FROM AUGUST 19,
                              2004 (INCEPTION) TO OCTOBER 31, 2005

PAGES              7 - 9      NOTES TO FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Elite Cosmetics, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Elite Cosmetics, Inc. (a development stage company) as of October 31, 2005 and the related statements of operations, changes in stockholders' deficiency and cash flows for the year ended October 31, 2005, for the period from August 19, 2004 (inception) to October 31, 2004 and for the period from August 19, 2004 (inception) to October 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the consolidated financial position of Elite Cosmetics, Inc. (a development stage company) as of October 31, 2005 and the consolidated results of its operations and its cash flows for the year ended October 31, 2005, for the period from August 19, 2004 (inception) to October 31, 2004 and for the period from August 19, 2004 (inception) to October 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage with no revenues, has negative cash flows from operations of $34,299, a working capital deficiency of $24,191 and has an accumulated deficit during the development stage of $888,683. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in
Note 6. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEBB & COMPANY, P.A.


Boynton Beach, Florida
January 17, 2006

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To The Board of Directors
Edmonds 4, Inc.
(a development stage company)


We have audited the accompanying balance sheet of Edmonds 4, Inc. (a development stage company), as of October 31, 2004, and the related statement of operations, equity and cash flows from inception (August 19, 2004) through October 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Edmonds 4, Inc. (a development stage company), as of October 31, 2004, and the results of its operations and its cash flows from inception (August 19, 2004) through October 31, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not yet commenced operations, raised capital or implemented a plan of operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Gately & Associates, LLC
Certified Public Accountants
1248 Woodridge Court
Altamonte Springs, FL 32714
Tel 407-341-6942 Fax 407-540-9612
November 29, 2004

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF OCTOBER 31, 2005



                                     ASSETS

CURRENT ASSETS
  Cash                                                                                 $       12,919

  Inventories, net                                                                                  0
  Prepaid expense                                                                                 575
                                                                                       ---------------

TOTAL ASSETS                                                                           $       13,494
                                                                                       ===============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
  Accounts payable                                                                     $          655
  Accrued payroll taxes                                                                           912
  Loan payable - related party                                                                 36,118
                                                                                       ---------------

TOTAL CURRENT LIABILITIES                                                                      37,685
                                                                                       ---------------

COMMITMENTS AND CONTINGENCIES                                                                       -

STOCKHOLDERS' DEFICIENCY
  Common stock, $0.0001 par value, 100,000,000 shares authorized,
   28,870,000 shares issued and
    outstanding                                                                                 2,887
  Additional paid in capital                                                                  861,605
  Accumulated deficit during development stage                                               (888,683)
                                                                                       ---------------
        Total Stockholders' Deficiency                                                        (24,191)
                                                                                       ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                         $       13,494
                                                                                       ===============


                 See accompanying notes to financial statements.

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS



                                                                For The Year       For The Period From      For The Period From
                                                                                     August 19, 2004          August 19, 2004
                                                                Ended October         (Inception) To           (Inception) To
                                                                  31, 2005           October 31, 2004         October 31, 2005
                                                              ------------------   ---------------------    ---------------------
 REVENUES                                                     $               -    $                  -     $                  -

 COST OF SALES                                                              548                       -                      548
                                                              ------------------   ---------------------    ---------------------

 GROSS LOSS                                                                (548)                      -                     (548)

 OPERATING EXPENSES
   Professional fees                                                     28,147                     500                   28,647
   Stock issued for services                                            852,383                     100                  852,483
   General and administrative                                             6,463                       -                    6,463
                                                              ------------------   ---------------------    ---------------------
         Total Operating Expenses                                       886,993                     600                  887,593
                                                              ------------------   ---------------------    ---------------------

 LOSS FROM OPERATIONS                                                  (887,541)                   (600)                (888,141)

 OTHER EXPENSE
    Interest expense                                                       (542)                      -                     (542)
                                                              ------------------   ---------------------    ---------------------
         Total Other Expense                                               (542)                      -                     (542)
                                                              ------------------   ---------------------    ---------------------

 NET LOSS                                                     $        (888,083)   $               (600)    $           (888,683)
                                                              ==================   =====================    =====================

  Net loss per share - basic and diluted                      $            (.05)   $               (.01)    $               (.07)
                                                              ==================   =====================    =====================

 Weighted average number of shares outstanding during the
   period - basic and diluted                                        16,356,703                 100,000               13,610,137
                                                              ==================   =====================    =====================


                 See accompanying notes to financial statements.

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
       FOR THE PERIOD FROM AUGUST 19, 2004 (INCEPTION) TO OCTOBER 31, 2005

                                                                                               Accumulated
                                                                              Additional      Deficit During
                                                     Common Stock             Paid-In          Development
                                                Shares          Amount        Capital              Stage          Total
                                             ------------    ------------   ------------       ------------    ------------
Stock issued on acceptance of
 incorporation expenses August 19, 2004          100,000     $        10    $        90        $         -     $       100

Net loss                                               -               -              -               (600)           (600)
                                             ------------    ------------   ------------       ------------    ------------

Balance, October 31, 2004                        100,000              10             90               (600)           (500)

Stock issued for cash                            370,000              37         11,063                  -          11,100

Stock issued for services                     28,400,000           2,840        849,160                  -         852,000

In-kind contribution                                   -               -          1,292                  -           1,292

Net loss                                               -               -              -           (888,083)       (888,083)
                                             ------------    ------------   ------------       ------------    ------------

Balance, October 31, 2005                     28,870,000     $     2,887    $   861,605        $  (888,683)    $   (24,191)
                                             ============    ============   ============       ============    ============


                 See accompanying notes to financial statements.

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                                          For The Period From   For The Period From
                                                                        For The Year        August 19, 2004       August 19, 2004
                                                                        Ended October       (Inception) To         (Inception) To
                                                                          31, 2005         October 31, 2004       October 31, 2005
                                                                     -----------------     -----------------     -----------------

 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                          $       (888,083)     $           (600)     $       (888,683)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Stock issued for services                                                852,000                   100               852,100
     In-kind contribution                                                       1,292                     -                 1,292
       Inventory reserve
                                                                                  363                     -                   363
   Change in operating assets and liabilities:
    (Increase) decrease in:
     Inventories                                                                 (363)                                       (363)
     Prepaid expenses                                                            (575)                    -                  (575)
    Increase (decrease) in:
     Accounts payable                                                             155                   500                   655
     Accrued payroll                                                              912                     -                   912
                                                                     -----------------     -----------------     -----------------
        Net Cash Used In Operating Activities                                 (34,299)                    -               (34,299)
                                                                     -----------------     -----------------     -----------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                                      11,100                     -                11,100
   Proceeds from loan payable - related party                                  36,118                     -                36,118
                                                                     -----------------     -----------------     -----------------
       Net Cash Used In Financing Activities                                   47,218                     -                47,218
                                                                     -----------------     -----------------     -----------------

 NET INCREASE IN CASH                                                          12,919                     -                12,919

 CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                     -                     -                     -
                                                                     -----------------     -----------------     -----------------
 CASH AND CASH EQUIVALENTS AT END OF YEAR                            $         12,919      $              -      $         12,919
                                                                     =================     =================     =================


                 See accompanying notes to financial statements.

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                         AS OF OCTOBER 31, 2005 AND 2004


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------------------------------------------------------------------

     (A) Organization
     ----------------

     Elite Cosmetics, Inc., f/k/a Edmonds 4, Inc. (the "Company"), (a development stage company), was incorporated in the state of Delaware on August 19, 2004 and has elected a fiscal year-end of October 31. The Company plans to market a line of women's cosmetics. The Company intends to market its products directly to consumers through a variety of direct market channels. Activities during the development stage include developing the corporate infrastructure, implementing the business plan and raising capital.

     (B) Use of Estimates
     --------------------

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

     (C) Cash and Cash Equivalents
     -----------------------------

     The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

     (D) Inventories
     ---------------

     The Company's inventories are stated at the lower of cost or market value, cost being determined on a first-in, first-out method. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand and product expiration dates.

     (E) Loss Per Share
     ------------------

     Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of October 31, 2005 and 2004, there were no common share equivalents outstanding.

     (F) Revenue
     -----------

     The Company recognizes revenue from the sale of cosmetic products at the time title to the products transfers, the amount is fixed and determinable, evidence of an agreement exists and the customer bears the risk of loss, net of estimated provisions for returns, rebates and sales allowances.

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                         AS OF OCTOBER 31, 2005 AND 2004


     (G) Advertising
     ---------------

     Advertising costs are expensed as incurred. Advertising expense totaled $381 and $0 for the year ended October 31, 2005 and for the period ended October 31, 2004.

     (H) Business Segments
     ---------------------

     The Company operates in one segment and therefore segment information is not presented.

     (I) Income Taxes
     ----------------

     The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, the Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities. As of October 31, 2005, the Company has a net operating loss carryforward of $41,083 available to offset future taxable income through 2025. The valuation allowance at October 31, 2005 was $6,252. The increase in the valuation allowance for the year ended October 31, 2005 was $6,162.

     (J) Stock-Based Compensation
     ----------------------------

     The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock warrants issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies Statements of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock warrants at the grant date using the Black-Scholes option pricing model.

     (K) Concentrations of Credit Risk
     ---------------------------------

     Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                         AS OF OCTOBER 31, 2005 AND 2004


     (L) Recent Accounting Pronouncements
     ------------------------------------

     Statement of Financial Accounting Standards ("SFAS") No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3"; SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4"; SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67"; SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29"; and SFAS No. 123 (revised 2004), "Share-Based Payment", do not have applicability to the Company's operations nor any impact on the Company's financial statements.

NOTE 2 INVENTORIES
------------------

     Inventories at October 31, 2005 consisted of the following:

       Raw materials                                $             119
       Finished products                                          244
                                                    ------------------
                                                                  363
       Less provision of obsolescence                             363
                                                    ------------------
                                                    $               -
                                                    ==================

     During the year ended October 31, 2005, the Company recognized an impairment of $363 related to slow moving inventory.

NOTE 3 STOCKHOLDERS' EQUITY
-----------------------------

     (A) Common Stock Issued for Cash
     --------------------------------

     During April 2005, the Company issued 150,000 shares of common stock to individuals for cash of $4,500 ($0.03 per share).

     During May 2005, the Company issued 220,000 shares of common stock to individuals for cash of $6,600 ($0.03 per share).

     (B) Stock Issued for Services
     -----------------------------

     During 2004, the Company issued 100,000 shares of common stock to its founder for payment of $100 in expenses ($0.0001 per share).

     During 2005, the Company issued 28,400,000 shares of common stock to its principal stockholder for services valued at $852,000 based on recent cash offering prices ($0.03 per share) (See Note 4).

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                         AS OF OCTOBER 31, 2005 AND 2004


     (C) In-Kind Contribution
     ------------------------

     During 2005, the Company recorded $542 of in-kind interest expense on a loan by the Company's principal stockholder.

     During 2005, the stockholder of the Company paid $750 of operating expenses on behalf of the Company (See Note 4).

NOTE 4 RELATED PARTY TRANSACTIONS
---------------------------------

     A stockholder of the Company paid $750 of expenses on behalf of the Company from inception (See Note 3).

     During 2005, the Company issued 28,400,000 shares of common stock to its principal stockholder for services valued at $852,000 based on recent cash offering prices ($0.03 per share) (See Note 3).

     During 2005, the Company's principal stockholder loaned the Company $36,118 (See Note 5).

NOTE 5 LOAN PAYABLE - STOCKHOLDER
---------------------------------

     During 2005, the Company's principal stockholder loaned $36,118 to the Company on an interest-free, due on demand basis. The Company recorded an in-kind interest expense using an interest rate of 3%.

NOTE 6 GOING CONCERN
--------------------

     As reflected in the accompanying financial statements, the Company is in the development stage with no revenues, has negative cash flows from operations of $34,299, a working capital deficiency of $24,191 and has an accumulated deficit during the development stage of $888,683. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

                              ELITE COSMETICS, INC.
                           470,000 SHARES COMMON STOCK

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANIAL DISCLOSURE

On June 8, 2005, Gately & Associates, LLC ("Gately & Associates") was dismissed as independent auditor for the Company. On June 8, 2005, the Company engaged Webb & Company, P.A. ("Webb") as its principal independent accountant. This decision to engage Webb was ratified by the majority approval of the Board of Directors of the Company.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission             $    1.65
registration fee
Federal Taxes                                  $    0
State Taxes and Fees                           $    0
Transfer Agent Fees                            $    5,000.00
Accounting fees and expenses                   $    5,000.00
Legal fees and expenses                        $    10,000.00
Blue Sky fees and expenses                     $    0
Miscellaneous                                  $    0
Total                                          $    20,001.65

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Delaware on August 19, 2004 and 100,000 shares of our common stock were issued to Richard Nuessler in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Such shares were issued to Richard Nuessler as founder's shares. On March 25, 2005, these shares we transferred to Glen Landry for $36,000.00 pursuant to the exemption from registration under Section 4(1) of the Act.

On March 25, 2005, 28,400,000 shares were issued to Glen Landry in exchange for services in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act").

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Messrs. Nuessler and Landry had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In May 2005, we completed a Regulation D, Rule 506 Offering in which we issued a total of 370,000 shares of our common stock to 35 shareholders at a price per share of $.03 for an aggregate offering price of $11,100.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Kerry Albert Sr.                          10,000
Keith A. Bell                             20,000
Fess Becnel                               10,000
Yvonne L. Becnel                          10,000
Gloria Brannon                            10,000
John Brown                                10,000
Henry Carter                              10,000
Phyllis L. Duhe                           10,000
Steven P. Duhe                            10,000
Trent M. Duhe                             10,000
Charlie Gabriel                           20,000
David Gardner                             10,000
Kenneth J. Gibson                         10,000
Karl A Grows, Sr.                         10,000
La Ray Hidalgo                            10,000
Christopher Johnson, Sr.                  10,000
Christopher Johnson, Jr.                  10,000
Adam Joseph                               10,000
David Kozminski, Jr.                      10,000
David Kozminski, Sr.                      10,000
Dawn Landry                               10,000
Clailee A. Landry                         10,000
Gloria Mayho                              10,000
Kevin Mayho                               10,000
Jerry McKinley                            10,000
Lisa M. Melancon                          10,000
Amber Nash                                10,000
John T. Shaffer                           10,000
Dewayne N. Reeves                         10,000
Dustin Tomlinson                          10,000
Glenda Tomlinson                          10,000
Hoyt Dewain Tomlinson                     10,000
Jerry Washington                          10,000
Keith Wells                               10,000
Everett C. Wise                           10,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors, other than Dawn Landry and Clailee Landry are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in May 2005 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, all of the investors represented that they were either sophisticated or accredited investors. Based upon same we believe that this offering has complied with the requirements of Rule 506(b)(2).

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT          DESCRIPTION
NUMBER

3.1              Articles of Incorporation (1)
3.2              By-Laws (2)
5.1              Opinion of Anslow & Jaclin, LLP
21               Subsidiaries - None(2)
23.1             Consent of Webb & Company, P.A.
23.2             Consent of Gately & Associates, LLC.
23.3             Consent of Counsel, as in Exhibit 5.1

(1) Filed as an exhibit to the Registrant's 10SB dated as of December 1, 2004and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's SB-2 dated at July 18, 2005 andand incorporated herein by reference.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Donaldsonville, State of Louisiana on January 23, 2006.





          By:           /s/ GLEN LANDRY
                        ----------------------------------
                        GLEN LANDRY
                        President, Chief Executive Officer,
                        Chief Financial Officer,
                        Chief Accounting Officer, and
                        Chairman of the Board of Directors

                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Glen Landry, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:           /s/ Glen Landry
              ---------------
              GLEN LANDRY
              President, Chief Executive Officer,
              Chief Financial Officer,
              Chief Accounting Officer, and
              Chairman of the Board of Directors

Dated:       January 23, 2006